UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 19, 2006 (Date of earliest event reported)
Central Coast Bancorp (Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	0-25418 (Commission File Number)	77-0367061 (IRS Employer Identification Number)

301 Main Street (Address of principal executive offices)		93901 (Zip Code)
(831) 422-6642 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Shareholders of the Registrant approved the proposals presented at the Special Meeting of Shareholders held on January 19, 2006 as follows:

Proposal 1: Approval of Merger. To approve the principal terms of the Agreement and Plan of Reorganization dated October 12, 2005, by and between VIB Corp and Central Coast Bancorp attached as Annex A to the proxy statement for the special meeting and the transactions contemplated thereby including the form of Agreement and Plan of Merger attached as Exhibit A to the proxy statement and the merger of New CCB, Inc., a subsidiary of VIB Corp, with and into Central Coast Bancorp, pursuant to which $25.00 will be paid for each share of Central Coast Bancorp common stock outstanding at the time of the merger, as more fully described in the proxy statement.

Shares voted: FOR 8,653,919 AGAINST 955,530 ABSTAIN 35,369

Proposal 2: Adjournment. To consider and act upon a proposal to approve, if necessary, an adjournment of the special meeting to solicit additional proxies in favor of the merger and the principal terms of the Agreement and Plan of Reorganization.

Shares voted: FOR 8,359,205 AGAINST 4,535 ABSTAIN 100,998

Consummation of the transactions contemplated by the Agreement and Plan of Reorganization remains subject to expiration of the fifteen day Department of Justice review period and satisfaction of the conditions and provisions of the Agreement and Plan of Reorganization.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Coast Bancorp

Date: January 23, 2006	By:	/s/ Jayme C. Fields

Jayme C. Fields, Senior Vice President and Chief Financial Officer

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